Exhibit 23(d)
[PRATOR BETT, L.L.C. LETTERHEAD]
CONSENT OF PRATOR BETT, L.L.C.
As oil and gas consultants, we hereby consent to the use of our name and our report dated November 1, 2005 in this Form 10-K, incorporated by reference into Peoples Energy Corporation’s previously filed Registration Statement File Nos. 333-84594 and 333-70702 on Form S-3, and 2-82760, 33-6369, 033-63193, 333-62070, 333-113204, 333-116192, and 333-17701 on Form S-8.

Prator Bett, L.L.C.
By /s/ M. Drayton Prator, III
M. Drayton Prator, III, PE
Partner

Houston, Texas
December 9, 2005